Exhibit 10.16
INDEMNITY AGREEMENT
     This Indemnity Agreement, dated as of August 4, 2010 (this “Agreement”), is among Vincent T. Mo, a natural person, (the “Manager”) and CNED Hengshui Zhong Cheng Wanyuan Home Co., Ltd. (“Hengshui”), a PRC company, and SouFun Holdings Limited, a Cayman Islands limited liability company.
     WHEREAS, the Manager desires to enter into this Agreement in his individual capacity;
     WHEREAS, the Manager is the executive chairman of SouFun;
     WHEREAS, the Manager the major shareholder and chairman of Hengshui; and
     WHEREAS, Hengshui has entered into certain contractual arrangements with SouFun pursuant to which SouFun has provided RMB50,000,000 in commitment deposits to Hengshui (the “Commitment Deposits”) in order to secure SouFun’s position as the exclusive online marketing and listing service provider for Hengshui.
     NOW, THEREFORE, in consideration of the mutual promises herein contained, and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:
     Section 1. Indemnification by the Manager.
     (a) The Manager hereby agrees to indemnify and hold SouFun Holdings Limited (the “Indemnitee”) harmless from and against any and all claims, liabilities, losses, damages, judgments, settlements, costs and expenses (including, without limitation, court costs and reasonable attorneys’ fees and disbursements) (individually, a “Loss” and collectively, “Losses”) that Indemnitee may sustain or incur as a result of Indemnitee’s granting the Commitment Deposits to Hengshui, whether as a result of Hengshui’s failure or inability to repay the Commitment Deposits, regulatory or government actions or lawsuits or private actions related to the Commitment Deposits, or otherwise; in each case irrespective of the time when the claim giving rise to such Loss or Losses is asserted or when the amount of such Loss or Losses is established. For the avoidance of doubt, the Manager is agreeing to provide the indemnity referred to in the immediately preceding sentence in his individual capacity, and not in his role as a director or officer of the Indemnitee.
     b) Upon Indemnitee’ written verification of the amount and cause of any Loss or Losses incurred by Indemnitee, the Manager, shall pay each such Loss covered by this Section directly as and when due to the Indemnitee entitled thereto.
     c) The Manager agrees that he is entering into this Agreement in his individual, personal capacity and not in his role as an executive officer or director of the Company. Further, the Manager agrees to forego and hereby irrevocably waives any recourse or right he may have to apply indemnity agreements or provisions he may have in his capacity as an executive officer and director of the Company to cause the Company to reimburse, indemnity or otherwise hold harmless the Manager against any of the Losses described herein.
     Section 2. Duty to Defend; Advance of Expenses. If any judicial or administrative proceeding, or threatened proceeding, including any government investigation, whether civil, criminal or otherwise

(individually, an “Action” and collectively, “Actions”), is asserted, commenced or brought against the Indemnitee for which it may be indemnified by the Manager pursuant to Section 3(a), Indemnitee shall have the right to retain and direct counsel to defend such Action. If an Action brought by a third party is also brought against the Manager or Hengshui, the Manager shall be entitled to assume the defense of such Action with counsel reasonably satisfactory to the Indemnitee. The Manager shall pay all fees and disbursements of such counsel retained in accordance with the foregoing two sentences. Neither the Manager nor Hengshui shall consent to the terms of any compromise or settlement of any Action defended by them in accordance with the foregoing without the prior written consent of the Indemnitee.
     Section 3. Notice of Claims. If Indemnitee receives complaints, claims or other notices of any Actions, Losses or other liabilities that may give rise to indemnification under Section 3, Indemnitee shall promptly notify the Manager and Hengshui of each such complaint, claim or other notice; but the omission to so notify the Manager and Hengshui shall not relieve the Manager from any liability under this Agreement.
     Section 4. No Lawsuits. The Manager and Hengshui each agrees not to assert, commence or bring any Action, arbitral proceeding or similar claim against Indemnitee, or prosecute any lawsuit in any court against Indemnitee on account of the Manager’s role as a senior officer and director of the Company, or of any act or omission by Indemnitee covered by the Manager’s agreement to indemnify under Section 1. The Manager further agrees that he will not assert or seek any indemnification for any Losses or Expenses (as those terms are defined in any Indemnification Agreement, between the Indemnitee and the Manager such as is customarily entered into between U.S. listed companies and their directors and officers (the “D&O Indemnification Agreement”) from the Indemnitee under the D&O Indemnification Agreement, or under any other indemnification or similar agreements or arrangements between the Manager and the Indemnitee, for any amounts paid or payable by the Manager to the Indemnitee under this Agreement.
     Section 5. Notices. Any notice or other communication under this Agreement shall be in writing and deemed given upon receipt by a party at its address set forth on the signature page hereof or at such other address as such party shall hereafter furnish in writing.
     Section 6. Counterparts; Modification; Headings.
     (a) This Agreement may be executed in any number of counterparts, each of which shall constitute one and the same instrument, and any party may execute this Agreement by signing any such counterpart. (b) This Agreement may be executed by facsimile transmission and electronic mail, and such facsimile and electronic mail signatures shall be binding, of full force and effect and treated as original signatures. (c) No modification of this Agreement shall be binding unless executed in writing by the parties hereto or their respective successors and permitted assigns. (d) Section headings are not part of this Agreement, they are solely for convenience of reference and shall not affect the meaning or interpretation of any provisions of this Agreement.
     Section 7. Successors and Assigns; Sole Benefit. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns. Nothing expressed or referred to herein is intended or shall be construed to give any person other than the parties hereto and their respective heirs, executors, administrators, successors and assigns any legal or equitable rights, remedies or claims under or with respect to any provisions of this Agreement. No party hereto may assign its obligations under this Agreement without the prior consent of the other parties hereto.

     Section 8. Agreement Not Exclusive. The right to indemnification provided to Indemnitee under this Agreement shall be independent of, and neither subject to nor in derogation of, any other rights to indemnification or exculpation to which the Company may be entitled, including, without limitation, any such rights that may be asserted under any other agreement, applicable corporate law, or any other contract or insurance.
     Section 9. Costs of Enforcement. The Manager shall pay all reasonable costs and expenses incurred by Indemnitee in the enforcement of its rights under this Agreement, including, without limitation, all court costs and reasonable attorney’s fees.
     Section 10. Severability. If any provision of this Agreement, or the application thereof to any person, place or circumstance, shall be held by a court of competent jurisdiction to be invalid, unenforceable or void, the remainder of this Agreement and such provisions as applied to other persons, places and circumstances shall remain in full force and effect.
     Section 11. Governing Law; Dispute Resolution. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York. All disputes among the parties arising out of or relating to this Agreement shall be finally settled in accordance with the Rules of Arbitration of the International Chamber of Commerce (the “Rules”) by an arbitral tribunal appointed in accordance with the Rules. The place of arbitration shall be in Hong Kong. The arbitral tribunal shall be composed of three arbitrators. One arbitrator shall be appointed by the Manager, one arbitrator shall be appointed by the Company, and the third arbitrator, who shall serve as chairman of the arbitration tribunal, shall be appointed through the mutual agreement of the other two arbitrators. The arbitrators shall not have the power to add to, subtract from or modify any of the terms or conditions of this Agreement. The resolution of any dispute by the arbitrators pursuant to this Section 15 shall be non-appealable, final, binding and conclusive on the parties to such dispute. The fees and disbursements of the arbitrators shall be allocated to the party against whom any dispute decided hereunder is resolved.
SIGNATURE PAGE TO FOLLOW

     IN WITNESS WHEREOF, each of the Manager and Hengshui has hereunto set his hand, and the Company hereto has caused this Agreement to be executed by its duly authorized officer, as of the day and year first above written.
/s/ Vincent T. Mo
Vincent T. Mo
Address:   c/o 8th Floor, Tower 3, Xihuan Plaza, No. 1
                  Xizhimenwai Avenue, Xicheng District,
                  Beijing 100044 P.R.C.
CNED HENGSHUI ZHONG CHENG WANYUAN HOME CO., LTD.
/s/ Vincent T. Mo
Name: Vincent T. Mo
Title:   Chairman
Address:   Room 1207, 1988 Yongxingxi Road,
                  Hengshui 053000 P.R.C.
SOUFUN HOLDINGS LIMITED
By:      /s/ Vincent T. Mo
Name: Vincent T. Mo
Title:   Chairman
Address:   8th Floor, Tower 3, Xihuan Plaza, No. 1
                  Xizhimenwai Avenue, Xicheng District,
                  Beijing 100044 P.R.C.

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